Exhibit 99.1

RingCentral Announces Revenue Increase of 36% for First Quarter 2014

RingCentral OfficeTM Annualized Exit Monthly Recurring Subscriptions up 64%

San Mateo, Calif. – April 29, 2014 – RingCentral, Inc. (NYSE: RNG), a leading provider of cloud business communications solutions, today announced financial results for the first quarter ended March 31, 2014.

First Quarter Highlights:

•	Revenue increased 36% year-over-year to $48.3 million.

•	Total annualized exit monthly recurring subscriptions were up 39% year-over-year to $187.7 million.

•	RingCentral OfficeTM annualized exit monthly recurring subscriptions were up 64% year-over-year to $125.8 million.

•	Net monthly subscription dollar retention was 99%.

“We are pleased to post strong results once again in the first quarter,” said Vlad Shmunis, RingCentral’s Chairman and CEO. “RingCentral’s mobile-first approach and leading technology platform continues to disrupt the business communications market. RingCentral OfficeTM in particular is driving our success and our growing traction with larger customers.”

Financial Results of the First Quarter 2014:

•	Revenue: Total revenue was $48.3 million for the first quarter of 2014, up 36% from the first quarter of 2013. Service revenue was $43.9 million for the first quarter of 2014, up 36% from the first quarter of 2013. Product revenue was $4.4 million for the first quarter of 2014, up 36% from the first quarter of 2013.

•	Net Income (Loss): Net income (loss) per diluted share was ($0.20) for the first quarter of 2014 compared with ($0.45) for the first quarter of 2013. Non-GAAP net income (loss) per diluted share was ($0.15) for the first quarter of 2014, compared with ($0.40) per diluted share for the first quarter of 2013.

•	Balance Sheet: Total cash and cash equivalents at the end of the first quarter of 2014 was $166.8 million, up from $116.4 million at the end of the fourth quarter of 2013, reflecting approximately $57.2 million of net proceeds from our secondary offering, which was completed in March 2014.

First Quarter 2014 and Recent Business Highlights:

•	RingCentral CEO and Founder Vlad Shmunis named Ernst and Young Northern California Entrepreneur of the Year 2014 Award semi-finalist.

•	Received an Enterprise-Ready rating from the Skyhigh CloudtrustTM Program, validating the enterprise-grade capabilities of the RingCentral platform across data protection, identity verification, service security, business practices, and legal protection.

•	RingCentral Office Enterprise Edition named as a recipient of a 2014 CRM Excellence Award, presented by CUSTOMER magazine.

•	Expanded the Denver office to meet the growing demand for RingCentral services from larger customers, allowing for continued hiring in both customer support and sales personnel.

•	Extended our partnership with Ingram Micro, Inc. to now offer RingCentral Office to its growing base of cloud-focused channel partners across the UK.

•	Completed a follow on public offering in March, raising net proceeds for the company of $57.2 million.

Conference Call Details:

•	What: RingCentral financial results for the first quarter of 2014 and outlook for the second quarter and full year of 2014.

•	When: Tuesday, April 29, 2014 at 2PM PT (5PM ET).

•	Dial in: To access the call in the United States, please (877) 705-6003, and for international callers dial (201) 493-6725. Callers may provide confirmation number 13579775 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.

•	Webcast: http://ir.ringcentral.com/ (live and replay).

•	Replay: A replay of the call will be available via telephone for seven days, beginning two hours after the call. To listen to the telephone replay in the U.S., please dial (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13579775.

About RingCentral

RingCentral, Inc. (NYSE: RNG) is a leading provider of cloud business communications solutions. Easier to manage and more flexible than on-premise communications systems, RingCentral’s cloud solution meets the needs of modern distributed and mobile workforces, while eliminating the expense and complications of on-premise traditional hardware-based systems and software. RingCentral is headquartered in San Mateo, California.

Forward-Looking Statements

This press release contains “forward-looking statements”, including statements regarding the ability of our mobile-first approach, technology and services to continue to disrupt the business communications market, drive our success, and grow our traction with larger customers. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to grow at our expected rate of growth; our ability to add and retain larger customers and enter new geographies and markets; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to manage our expenses and growth; and general market, political, economic, and business conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission; and in other filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

Our reported results include certain non-GAAP financial measures, including Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share. We define Non-GAAP operating income (loss) as operating income (loss) excluding share-based compensation, legal settlements and other one-time items. We define Non-GAAP net income (loss) per share as net income (loss) per share assuming all preferred stock converted into common stock at the later of the start of the period or the date of issuance.

We have included Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share in this press release because they are key measures used by us to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share can provide a useful measure for period-to-period comparisons of our core business.

Although Non-GAAP operating income (loss) and Non-GAAP net income (loss) per share are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.

We have not reconciled Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share guidance because we do not provide guidance for share-based compensation expense, provision for income taxes, interest income, interest expense, and other income and expenses, which are reconciling items between Non-GAAP operating income (loss) to operating income (loss) guidance or Non-GAAP net income (loss) per share to net income (loss) per share. As items that impact net income (loss) are out of our control and/or cannot be reasonably predicted, we are unable to provide such guidance. Accordingly, reconciliation to net income (loss) is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see the reconciliation tables included in this press release.

Our reported results also include our total annualized exit monthly recurring subscriptions and RingCentral Office annualized exit monthly recurring subscriptions. We define our total annualized exit monthly recurring subscriptions as our total monthly recurring subscriptions multiplied by 12. Our total monthly recurring subscriptions equals the monthly value of all customer subscriptions in effect at the end of a given month. We believe this metric is a leading indicator of our anticipated services revenues. We calculate our RingCentral Office annualized exit monthly recurring subscriptions in the same manner as we calculate our total annualized exit monthly recurring subscriptions, except that only customer subscriptions from RingCentral Office customers are included when determining monthly recurring subscriptions for the purposes of calculating this key business metric.

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	March 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$166,826	$116,378
Accounts receivable, net	3,873	3,045
Inventory	2,301	2,111
Prepaid expenses and other current assets	6,775	5,214

Total current assets	179,775	126,748
Property and equipment, net	19,164	16,660
Other assets	1,860	1,777

Total assets	$200,799	$145,185

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,706	$4,414
Accrued liabilities	29,826	20,559
Current portion of capital lease obligation	356	347
Current portion of long-term debt	9,714	9,871
Deferred revenue	18,315	16,552

Total current liabilities	60,917	51,743
Long-term debt	22,257	24,356
Sales tax liability	3,952	3,988
Capital lease obligation	125	247
Other long-term liabilities	1,786	1,336

Total liabilities	89,037	81,670

Stockholders’ equity:
Common stock	7	6
Additional paid-in capital	254,824	193,574
Accumulated other comprehensive loss	(410)	(310)
Accumulated deficit	(142,659)	(129,755)

Total stockholders’ equity	111,762	63,515

Total liabilities and stockholders’ equity	$200,799	$145,185

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues:
Services	$43,850	$32,273
Product	4,412	3,252

Total revenues	48,262	35,525

Cost of revenues:
Services	13,714	10,709
Product	4,189	3,028

Total cost of revenues	17,903	13,737

Gross profit	30,359	21,788

Operating expenses:
Research and development	9,673	7,504
Sales and marketing	23,957	17,142
General and administrative	8,967	6,550

Total operating expenses	42,597	31,196

Loss from operations	(12,238)	(9,408)
Other income (expense), net	(638)	(842)

Loss before provision for income taxes	(12,876)	(10,250)
Provision for income taxes	28	12

Net loss	$(12,904)	$(10,262)

Net loss per common share:
Basic and diluted	$(0.20)	$(0.45)

Weighted-average number of shares used in computing net loss per share:
Basic and diluted	63,800	22,631

RINGCENTRAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(12,904)	$(10,262)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,119	2,156
Share-based compensation	3,177	1,114
Non-cash interest expense related to debt	73	82
Loss on disposal of assets	4	—
Changes in assets and liabilities:
Accounts receivable	(828)	(797)
Inventory	(190)	(274)
Prepaid expenses and other current assets	(1,561)	(2,965)
Other assets	(187)	160
Accounts payable	(1,353)	(1,695)
Accrued liabilities	7,009	1,413
Deferred revenue	1,763	1,073
Other liabilities	415	502

Net cash used in operating activities	(2,463)	(9,493)

Cash flows from investing activities:
Purchases of property and equipment	(3,509)	(3,934)
Restricted investments	—	(130)

Net cash used in investing activities	(3,509)	(4,064)

Cash flows from financing activities:
Net proceeds from secondary offering of common stock	57,167	—
Repayment of debt	(2,330)	(2,013)
Repayment of capital lease obligations	(113)	(101)
Payment of offering costs	(246)	(68)
Proceeds from exercise of stock options and common stock warrants	1,943	197

Net cash provided by (used in) financing activities	56,421	(1,985)

Effect of exchange rate changes on cash and cash equivalents	(1)	(2)
Net increase (decrease) in cash and cash equivalents	50,448	(15,544)
Cash and cash equivalents:
Beginning of period	116,378	37,864

End of period	$166,826	$22,320

RINGCENTRAL, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Revenues:
Services	$43,850	$32,273
Product	4,412	3,252

Total Revenues	48,262	35,525

Cost of Revenues reconciliation:
GAAP Services cost of revenues	13,714	10,709
Stock-based compensation	(296)	(81)

Non-GAAP services cost of revenues	13,418	10,628

GAAP Product cost of revenues	4,189	3,028

Gross profit and gross margin reconciliation:
Non-GAAP Services	69.4%	67.1%
Non-GAAP Product	5.1%	6.9%
Non-GAAP Gross profit	63.5%	61.6%
Operating expenses reconciliation:
GAAP Research and development	9,673	7,504
Stock-based compensation	(652)	(275)

Non-GAAP research and development	9,021	7,229

As a % of total revenues non-GAAP	18.7%	20.3%

GAAP Sales and marketing	23,957	17,142
Stock-based compensation	(960)	(179)

Non-GAAP sales and marketing	22,997	16,963

As a % of total revenues non-GAAP	47.7%	47.7%

GAAP General and administrative	8,967	6,550
Stock-based compensation	(1,269)	(579)

Non-GAAP general and administrative	7,698	5,971

As a % of total revenues non-GAAP	16.0%	16.8%

Loss from operations reconciliation:
GAAP loss from operations	(12,238)	(9,408)
Stock-based compensation	3,177	1,114

Non-GAAP loss from Operations	(9,061)	(8,294)

Net loss reconciliation:
GAAP Net loss	(12,904)	(10,262)
Stock-based compensation	3,177	1,114

Non-GAAP Net loss	$(9,727)	$(9,148)

Basic and diluted net loss per share
GAAP	$(0.20)	$(0.45)
Non-GAAP	$(0.15)	$(0.40)
Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	63,800	22,631

Investor Relations Contact:

Mitesh Dhruv, RingCentral

Greg Kleiner, ICR for RingCentral

(650) 581-9443

ir@RingCentral.com

Media Contact:

Kristin Miller

(415) 470-2138

kmiller@sspr.com